Exhibit 99.1

Tenet Reaches Agreement with Glenview

Implements Additional Governance Enhancements

DALLAS – March 26, 2018 – Tenet Healthcare Corporation (NYSE: THC) today announced that its Board of Directors has reached an agreement with Glenview Capital Management (“Glenview”) under which Glenview has withdrawn its proposal to amend the Company’s bylaws that would allow shareholders to take action by written consent without a meeting. In addition, Glenview has agreed to vote its shares in favor of all of the Board’s nominees and support all Board recommended proposals at the Company’s 2018 Annual Meeting of Shareholders.

As part of the agreement, the Tenet Board is revising the Company’s bylaws to further align its corporate governance with best practices, as follows:

•	Revising the special meeting bylaw so that it can only be amended by a vote from shareholders representing a majority of the outstanding common stock;

•	Holding its annual meeting at least every 13 months, consistent with the standard applicable under Delaware law, under a bylaw that can only be modified by a vote from shareholders representing a majority of the outstanding common stock; and

•	Adding a shareholder rights plan bylaw with provisions including that approval from 75% of the members of the Board of Directors is required to adopt any future shareholder rights plan, and that the term of the rights plan must be limited to a maximum duration of one year plus a 90 day period to solicit shareholder approval of any longer duration, if applicable.

Ronald A. Rittenmeyer, executive chairman and CEO, said, “We are pleased to have reached this constructive agreement with Glenview, which demonstrates our ongoing commitment to listening to our shareholders and incorporating their feedback as part of our efforts to strengthen our corporate governance practices. With this agreement in place, we can continue our work on the initiatives we have underway to position us as a stronger leader in healthcare delivery and create additional shareholder value.”

Larry Robbins, Founder and CEO of Glenview, stated, “As a long-term shareholder of Tenet and as its largest investor, we firmly believe in the Company’s value creation opportunities and we appreciate steps taken in recent months to enhance Tenet’s focus on patient satisfaction, operating efficiency, incentive alignment and corporate governance. We are pleased that these bylaw amendments will benefit all shareholders by providing greater shareholder safeguards and an improved framework for a continuing constructive dialogue between the Board, senior management and owners.”

The full agreement with Glenview will be filed in a Form 8-K with the Securities and Exchange Commission.

About Tenet Healthcare

Tenet Healthcare Corporation is a diversified healthcare services company with approximately 115,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the Company operates general acute care and specialty hospitals, ambulatory surgery centers, urgent care centers and other outpatient facilities in the United States and the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the Company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2017, and subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

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Investor Contact	Media Contact
Brendan Strong	Lesley Bogdanow
469-893-6992	469-893-2640
investorrelations@tenethealth.com	mediarelations@tenethealth.com